Exhibit 3.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	COLLECTIVE MINING LTD
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/27/2026
Reporting Entity ESTMA Identification Number	E677328		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Paul Begin				Date	5/27/2026
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	COLLECTIVE MINING LTD					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E677328
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Colombia	Municipality of Marmato				63,388				144,653	208,041	Alliance signed between Collective Mining, Comite de Cafeteros de Caldas and Municipality of Marmato / US$145k construction of sidewalk and water potabilization treatment, and US$63k ti support the growth of the coffee industry in the area.
Additional Notes:

 All payments are reported in United States Dollars, which is the functional and reporting currency of the reporting entity / Payments in Colombian Pesos are converted to the United States Dollars at the exchange rate at the time the payment was made / 2025 Average Exchange rate $1USD=4,052.71 COP and $1USD=1.3978 CAD.

[1]	Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2]	Optional field.
[3]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	COLLECTIVE MINING LTD					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E677328
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Colombia	Guayabales			63,388				144,653	208,041
Additional Notes[3]:

All payments are reported in United States Dollars, which is the functional and reporting currency of the reporting entity / Payments in Colombian Pesos are converted to the United States Dollars at the exchange rate at the time the payment was made / 2025 Average Exchange rate $1USD=4,052.71 COP and $1USD=1.3978 CAD

[1]	Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.
[2]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

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